As filed with the Securities and Exchange Commission on August 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATC TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4486486 (I.R.S. Employer Identification Number)
1400 Opus Place - Suite 600, Downers Grove, IL (Address of Principal Executive Offices)	60515 (Zip Code)

ATC Technology Corporation
Amended and Restated 2006 Stock Incentive Plan
(Full Title of the Plan)

Joseph Salamunovich, Esq.
Vice President, General Counsel and Secretary
ATC Technology Corporation
1400 Opus Place, Suite 600
Downers Grove, IL  60515
(Name and Address of Agent for Service)

(630) 271-8100
(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service, should be sent to:

Ari B. Lanin
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067-3026
(310) 552-8581

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer □	Accelerated filer ☒
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	900,000	$16.70	$15,030,000	$838.67

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq Global Select Market on July 28, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is filed by ATC Technology Corporation, a Delaware corporation (the "Registrant"), relating to 900,000 shares of its common stock, par value $.01 per share (the "Common Stock"), issuable to eligible employees, third party service providers and directors of the Registrant and its affiliates under the ATC Technology Corporation Amended and Restated 2006 Stock Incentive Plan (the "Plan"), which Common Stock is in addition to the 1,100,000 shares of Common Stock registered on the Registrant's Registration Statement on Form S-8 filed on June 1, 2006 (Commission File No. 333-134644 ) (the "Prior Registration Statement") with the Securities and Exchange Commission (the "Commission").  The contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statement relates and is effective, this Registration Statement consists only of the following:  the facing page, the required statement (regarding incorporation by reference), information required to be in this Registration Statement that is not in the Prior Registration Statement, the required opinions and consents, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 26, 2009;

(2)  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Commission on July 28, 2009;

(3)  The Registrant’s Current Reports on Form 8-K filed with the Commission on July 22, 2009; and

(4)  The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed with the Commission on November 27, 1996 (Commission File No. 000-21803), together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Joseph Salamunovich, Vice President, General Counsel and Secretary of the Registrant.  Mr. Salamunovich is employed by the Registrant, and is eligible to receive awards under the Plan from time to time in the future.

Item 8.   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.   Exhibit Description

3.1
Restated Certificate of Incorporation of Aftermarket Technology Corp (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on December 21, 2001 and incorporated herein by this reference).

3.2	Bylaws of ATC Technology Corporation (previously filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on February 26, 2009 and incorporated herein by this reference).

3.3
Certificate of Ownership and Merger Merging Autocraft Remanufacturing Corp. into Aftermarket Technology Corp. under the name ATC Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2008 and incorporated herein by this reference).

4.	ATC Technology Corporation Amended and Restated 2006 Stock Incentive Plan.

5.	Opinion of Joseph Salamunovich, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Joseph Salamunovich, Esq (filed as part of Exhibit 5.1).

24.	Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Downers Grove, state of Illinois, on this 31st day of July, 2009.

ATC TECHNOLOGY CORPORATION
By:	/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Salamunovich his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Todd R. Peters	President, Chief Executive Officer (Principal Executive Officer) and Director	July 31, 2009
Todd R. Peters
/s/ Ashoka Achuthan	Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2009
Ashoka Achuthan
/s/ John M. Pinkerton	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 31, 2009
John Pinkerton
/s/ Edward Stewart	Chairman of the Board	July 31, 2009
Edward Stewart
/s/ Robert L. Evans	Director	July 31, 2009
Robert L. Evans
/s/ Curtland E. Fields	Director	July 31, 2009
Curtland E. Fields
/s/ Dr. Michael J. Hartnett	Director	July 31, 2009
Dr. Michael J. Hartnett
/s/ Michael D. Jordan	Director	July 31, 2009
Michael D. Jordan
/s/ S. Lawrence Prendergast	Director	July 31, 2009
S. Lawrence Prendergast

EXHIBIT INDEX

Exhibit No.   Exhibit Description

3.1
Restated Certificate of Incorporation of Aftermarket Technology Corp (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on December 21, 2001 and incorporated herein by this reference).

3.2	Bylaws of ATC Technology Corporation (previously filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on February 26, 2009 and incorporated herein by this reference).

3.3
Certificate of Ownership and Merger Merging Autocraft Remanufacturing Corp. into Aftermarket Technology Corp. under the name ATC Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2008 and incorporated herein by this reference).

4.	ATC Technology Corporation Amended and Restated 2006 Stock Incentive Plan.

5.	Opinion of Joseph Salamunovich, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Joseph Salamunovich, Esq (filed as part of Exhibit 5.1).

24.	Power of Attorney (included on signature page hereto).